UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2023

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Sino American Oil Co

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52304 (Commission File Number)	02-3717729 (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Emerging growth company ☐

Item 5.01Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18th, 2023 Olga Palumbo, Sacha Zilger and Boriss Aleksandrov have resigned as directors of the company. The resignations were not as a result of any disagreements or disputes between the parties and the Company. Mr. Rene Bruun was appointed pari passu, as President, Secretary, Treasurer and sole Director on October 18th, 2023.

Mr. Bruun has been an Independent Business Consultant since 2008 reviewing and developing business models. He has been involved in Business Planning, Working as part of multisite organizations. Mr. Bruun identifies and develops controls and processes to ensure all risks and opportunities are addressed and mitigated and he also oversees internal financial controls within organizations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO AMERICAN OIL CO

Date: October 18, 2023	By:	/s/ Rene Bruun
Rene Bruun
Chief Executive Officer